EX-FILINGFEES

Calculation of Filing Fee Tables

424(b)(7)

(Form Type)

Office Properties Income Trust

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to be paid	Equity	Common Shares of Beneficial Interest, $.01 par value per share(1)	Rule 457(c)	1,406,952(2)	$2.01(3)	$2,827,973.52(3)	0.00014760	$417.41(4)
Fees Previously Paid	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—
	Total Offering Amounts					$2,827,973.52 (3)		$417.41(4)
	Total Fees Previously Paid							—
	Total Fee Offset							—
	Net Fee Due							$417.41(4)

(1)	This prospectus supplement relates to the resale by the selling shareholders referenced herein of up to 1,406,952 common shares of beneficial interest of the Registrant.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the securities being registered hereunder include such indeterminate number of securities as may be issuable with respect to the shares being registered hereunder as a result of share splits, share dividends or similar transactions.

(3)	Estimated solely for the purposes of computing the registration fee with respect to 1,406,952 common shares of beneficial interest pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Registrant’s common shares of beneficial interest on The Nasdaq Stock Market LLC on July 5, 2024.

(4)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant initially deferred payment of all of the registration fees for the Registrant’s Registration Statement on Form S-3ASR (File No. 333-265997) filed with the Securities and Exchange Commission on July 1, 2022, or the Registration Statement. Calculated in accordance with Rule 457(r), this “Calculation of Filing Fee Table” shall be deemed to update the “Calculation of Registration Fee” table in the Registration Statement.